As filed with the Securities and Exchange Commission on December 22, 2015

Registration No. 333‑60329
Registration No. 333‑128204

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-60329)
POST-EFFECTIVE AMENDMENT NO. 2 TO
REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-128204)
UNDER
THE SECURITIES ACT OF 1933

WAL-MART STORES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	71-0415188 (I.R.S. Employer Identification No.)
702 Southwest 8th Street
Bentonville, Arkansas 72716
(Address of Principal Executive Offices)

WAL-MART STORES, INC. STOCK INCENTIVE PLAN OF 2015
(formerly known as “Wal-Mart Stores, Inc. Stock Incentive Plan of 2010,” “Wal-Mart Stores, Inc. Stock Incentive Plan of 2005” and “Wal-Mart Stores, Inc. Stock Incentive Plan of 1998”)
(Full Title of the Plan)

Geoffrey W. Edwards	With a Copy to:
Senior Associate General Counsel	Dudley W. Murrey
Wal-Mart Stores, Inc.	Andrews Kurth LLP
702 Southwest 8th Street	1717 Main Street
Bentonville, Arkansas 72716	Suite 3700
(479) 273-4000	Dallas, Texas 75201
(214) 659-4530

(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐

(Do not check if a smaller reporting company)

EXPLANATORY NOTE
Wal-Mart Stores, Inc. hereby amends its Registration Statements on Form S-8 (Registration No. 333-60329 and Registration No. 333-128204) by filing this Post-Effective Amendment No. 2 to such Registration Statements to reflect that the Wal-Mart Stores, Inc. Stock Incentive Plan of 2010 was amended, restated and renamed as the Wal-Mart Stores, Inc. Stock Incentive Plan of 2015, effective as of June 5, 2015, and to file a copy of the Wal-Mart Stores, Inc. Stock Incentive Plan of 2015, as amended and restated to date, and a new opinion as to the validity of the securities registered by such Registration Statements as exhibits to such Registration Statements. Effective as of June 4, 2010, the Wal-Mart Stores, Inc. Stock Incentive Plan of 2010 amended, restated and renamed the Wal-Mart Stores, Inc. Stock Incentive Plan of 2005, which itself amended, restated and renamed the Wal-Mart Stores, Inc. Stock Incentive Plan of 1998. No additional securities are being registered hereby.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

+5.1	Opinion of Andrews Kurth LLP
23.1	Consent of Andrews Kurth LLP (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (incorporated by reference to the power of attorney appearing on the signature page of the registrant’s Registration Statement on Form S-8 (Registration No. 333-168348)
99.1	Wal-Mart Stores, Inc. Stock Incentive Plan of 2015 (incorporated by reference to Appendix A to the registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 22, 2015)

+Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on December 22, 2015.

WAL-MART STORES, INC.
By:	/s/ Jeffrey J. Gearhart
Name:	Jeffrey J. Gearhart
Title:	Executive Vice President, Global Compliance and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 2 to the registration statement has been signed below by the following persons in the capacities indicated on the 22nd day of December, 2015.

Signature	Title

Chairman of the Board of Directors and Director
Gregory B. Penner

/s/ C. Douglas McMillon	President, Chief Executive Officer and Director (Principal Executive Officer)
C. Douglas McMillon

/s/ Charles M. Holley, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Charles M. Holley, Jr.

/s/ Steven P. Whaley	Senior Vice President and Controller (Principal Accounting Officer)
Steven P. Whaley

Director
Aida M. Alvarez

/s/ James I. Cash, Jr.*	Director
James I. Cash, Jr., Ph.D.

/s/ Roger C. Corbett*	Director
Roger C. Corbett

	Signature	Title

Director
Pamela J. Craig

	/s/ Michael T. Duke*	Director
Michael T. Duke

Director
Timothy P. Flynn

Director
Thomas W. Horton

Director
Marissa A. Mayer

	/s/ Steven S Reinemund*	Director
Steven S Reinemund

Director
Kevin Y. Systrom

	/s/ Jim C. Walton*	Director
Jim C. Walton

	/s/ S. Robson Walton*	Director
S. Robson Walton

	/s/ Linda S. Wolf*	Director
Linda S. Wolf

*By	/s/ Jeffrey J. Gearhart
Jeffrey J. Gearhart, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
+5.1	Opinion of Andrews Kurth LLP
23.1	Consent of Andrews Kurth LLP (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (incorporated by reference to the power of attorney appearing on the signature page of the registrant’s Registration Statement on Form S-8 (Registration No. 333-168348)
99.1	Wal-Mart Stores, Inc. Stock Incentive Plan of 2015 (incorporated by reference to Appendix A to the registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 22, 2015)

+Filed herewith